UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

GulfSlope Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 City West, Suite 760

Houston, Texas 77042

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (281) 918 4100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information in Item 5.03 hereof is hereby incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the GulfSlope Energy, Inc. (the “Company”) 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), the Company’s stockholders approved and adopted the Company’s 2018 Omnibus Incentive Plan (the “2018 Plan”). The terms and conditions of the 2018 Plan are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2018 (the “Proxy Statement”). A copy of the 2018 Plan is attached to our DEF 14A, definitive proxy statement, filed on April 27, 2018 and incorporated by reference herein. The Company’s 2018 Omnibus Incentive Plan is effective as of May 18, 2018.

On May 21, 2018, Dr. Ronald A. Bain, 72, informed the Board of Directors of the Company (the “Board of Directors”) of his intention to retire as the Chief Operating Officer and President of the Company effective immediately. His resignation did not result from any disagreement with the Company. John N. Seitz, GulfSlope’s current Chief Executive Officer and Chairman of the Board of Directors, will assume the role of Chief Operating Officer and President on an interim basis. Dr. Bain will enter into a consulting agreement to provide geotechnical services to the Company as needed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2018 Annual Meeting, the Company’s stockholders approved an amended and restated certificate of incorporation incorporating an amendment to increase the number of authorized shares of the Company’s common stock from to 975,000,000 to 1,500,000,000 (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation was previously approved by the Board of Directors, subject to stockholder approval. Accordingly, on May 24, 2018, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

The foregoing description of the Amended and Restated Certificate of Incorporation is qualified in its entirety by reference to Exhibit 3.1 filed herewith and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 18, 2018, the Company held its 2018 Annual Meeting in Houston, Texas. The proposals voted upon at the Annual Meeting and the final voting results are indicated below. For additional information on these proposals, please see the Company’s Proxy Statement.

Proposal One. To Elect Directors. Each of the three nominees listed below was elected a director of the Company to hold office until the next annual meeting of the stockholders and until his successor has been duly elected and qualified, based upon the following votes:

Nominee	Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
John N. Seitz	468,351,951	-0-	-0-	127,036,737
Paul L. Morris	467,479,918	-0-	872,033	127,036,737
Richard S. Langdon	468,351,951	-0-	-0-	127,036,737

Proposal Two. To Adopt the Company’s 2018 Omnibus Incentive Plan. The Company’s stockholders approved and adopted the 2018 Plan, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
364,343,495	103,549,397	459,059	127,036,737

Proposal Three. To Increase the Number of Authorized Shares of Common Stock from 975,000,000 to 1,500,000,000. The Company’s stockholders approved the amendment to the Company’s certificate of incorporation increasing the authorized shares of common stock from 975,000,000 to 1,500,000,000, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
561,683,451	32,627,726	1,077,511	-0-

Proposal Four. To Approve a Reverse Split. The Company’s stockholders approved an amendment to the Company’s certificate of incorporation to effect one or a series of reverse splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-100, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of the Company’s stockholders, by the following votes:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
477,320,079	117,768,321	300,288	-0-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The information in the Exhibit Index hereto is hereby incorporated herein by reference.

Exhibit
No.	Description
3.1	Amended and Restated Articles of Incorporation of GulfSlope Energy, Inc., dated effective May 18, 2018 (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 24, 2018.

GULFSLOPE ENERGY, INC.

By:	/s/ John N. Seitz
John N. Seitz, Chief Executive Officer